Exhibit 3.2










                              HORIZON TELCOM, INC.

                              (an Ohio corporation)

                               Code of Regulations















                                                      Adopted: December 28, 1995

                               CODE OF REGULATIONS

                                Table of Contents

                                                                                                               Page

   ARTICLE ONE      Meetings of Shareholders......................................................................1

         Section 1.01.Annual Meeting..............................................................................1
         Section 1.02.Special Meetings............................................................................1
         Section 1.03.Place of Meetings...........................................................................1
         Section 1.04.Notice of Meetings..........................................................................1
         Section 1.05.Waiver of Notice............................................................................2
         Section 1.06.Quorum......................................................................................2
         Section 1.07.Organization................................................................................2
         Section 1.08.Order of Business...........................................................................2
         Section 1.09.Voting......................................................................................3
         Section 1.10.Proxies.....................................................................................3
         Section 1.11.Inspectors of Elections.....................................................................3
         Section 1.12 Fixing Record Date..........................................................................4
         Section 1.13.List of Shareholders at Meetings............................................................4
         Section 1.14.Action in Writing in Lieu of Meeting........................................................4

   ARTICLE TWO      Board of Directors............................................................................4

         Section 2.01.General Power of Board......................................................................4
         Section 2.02.Number and Qualifications...................................................................4
         Section 2.03.Compensation and Expenses...................................................................4
         Section 2.04.Election of Directors.......................................................................5
         Section 2.05.Term of Office..............................................................................5
         Section 2.06.Removal of Directors........................................................................5
         Section 2.07.Vacancies...................................................................................5
         Section 2.08.Action in Writing in Lieu of Meeting........................................................5
         Section 2.09.Resignations................................................................................5
         Section 2.10.Executive and Other Committees..............................................................6
         Section 2.11.Directors' Bylaws...........................................................................6

   ARTICLE THREE      Officers....................................................................................6

         Section 3.01.Number and Titles...........................................................................6
         Section 3.02 Additional Officers, Agents, Etc............................................................7
         Section 3.03.Election, Terms of Office, Qualifications, and Compensation.................................7
         Section 3.04.Removal.....................................................................................7
         Section 3.05.Resignations................................................................................7
         Section 3.06.Vacancies...................................................................................7
         Section 3.07.Powers, Authority. and Duties of Officers...................................................7
         Section 3.08.The Chairman of the Board...................................................................8
         Section 3.09.The President...............................................................................8
         Section 3.10.The Vice President..........................................................................8
         Section 3.11.The Treasurer...............................................................................8


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         Section 3.12.The Assistant Treasurers....................................................................9
         Section 3.13.The Secretary...............................................................................9
         Section 3.14.The Assistant Secretaries..................................................................10

   ARTICLE FOUR     Shares and Their Transfer....................................................................10

         Section 4.01.Certificates for Shares....................................................................10
         Section 4.02.Transfer of Shares.........................................................................11
         Section 4.03.Regulations................................................................................11
         Section 4.04.Lost, Destroyed, and Mutilated Certificates................................................11

   ARTICLE FIVE     Examination of Books by Shareholders.........................................................11

   ARTICLE SIX      Dividends, Surplus, Etc......................................................................12

   ARTICLE SEVEN    Indemnification of Certain Persons...........................................................12

         Section 7.01.Actions Not by the Company.................................................................12
         Section 7.02.Actions by the Company.....................................................................13
         Section 7.03.Indemnification for Expenses...............................................................13
         Section 7.04.Determination of Indemnification...........................................................13
         Section 7.05.Advances of Expenses.......................................................................14
         Section 7.06.Indemnification Not Exclusive..............................................................14
         Section 7.07.Insurance..................................................................................14
         Section 7.08.Definitions................................................................................14

   ARTICLE EIGHT     Certain Transactions with Directors and Officers............................................15

   ARTICLE NINE      Miscellaneous...............................................................................16

         Section 9.01.Corporate Seal.............................................................................16
         Section 9.02.Amendment of Regulations...................................................................16
         Section 9.03.Definitions................................................................................16
         Section 9.04.Construction, of Regulations...............................................................16



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

                               CODE OF REGULATIONS

                                   ARTICLE ONE

                            Meetings of Shareholders

     Section 1.01. Annual Meeting. The annual meeting of the shareholders, for the purpose of electing directors and transacting such other business as may come before the meeting, shall be held on such date and at such time during the month of May of each year as the board of directors may from year to year fix, or if the board of directors fails so to fix a date and time for the meeting in any year, at 1:30 p.m. on the first Monday of said month of such year, if not a legal holiday, but if that day is a legal holiday under Ohio law, the annual meeting shall be held on the first succeeding day which is not a Sunday or legal holiday. If for any reason the election of directors is not held at the annual meeting or any adjournment thereof, the board of directors may cause the election to be held at a special shareholders' meeting. At any such special meeting the shareholders may elect directors and transact any other business with the same effect as at an annual meeting.

     Section 1.02. Special Meetings. A special meeting of the shareholders may be called by the chairman of the board, if any, or the president, or by a majority of the directors acting with or without a meeting, by the holders of record of forty percent of all the shares outstanding at the time of the calling of such shareholders' meeting and then entitled to be voted at such meeting. Upon delivery to the president or secretary of a request in writing for a shareholders' meeting by any persons entitled to call such a meeting, it shall be the duty of the officer to whom the request is delivered to give notice to the shareholders of such meeting. Said request shall specify the objects or purposes and the date and hour for such meeting. The date shall be at least 14 and not more than 65 days after delivery of the request. If, upon such a request, such officer does not within five days call the meeting, the persons making such request may call it by giving notice as provided in Section 1.04, or by causing it to be given by any designated representative.

     Section 1.03. Place of Meetings. All shareholders' meetings shall be held at such place or places, within or without the State of Ohio, as may from time to time be fixed by the board of directors, or if not so fixed, then as shall be specified in the respective notices or waivers of notices thereof.

     Section 1.04. Notice of Meetings. Except as otherwise expressly required by law, notice of each shareholders' meeting, whether annual or special, shall, not more than 60 days and at least seven days before the date specified for the meeting, be given by the president or secretary, or, in case of their refusal or failure to do so, by the person or persons entitled to call such meeting, to each shareholder entitled to notice of the meeting, by delivering a written or printed notice thereof to him personally or by posting it in a postage-prepaid envelope addressed to him at his address as it appears on the records of the company or of any stock registrar of the company, or, if he shall not have furnished his address to the company or any stock registrar of the company, then at his most recent post-office address known to the sender. Except when expressly required by law, no publication of any notice of a shareholders' meeting shall be required. If shares are transferred after notice has been given, notice need not be given to the transferee. A record date may be fixed for determining the shareholders entitled to notice of any meeting of shareholders, in accordance with the provisions of Section 1.12. Every notice of a shareholders' meeting, besides stating the time and place of the meeting, shall state briefly the purposes thereof as may be specified by the person or persons requesting or calling the meeting. Notice of the adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

     Section 1.05. Waiver of Notice. Any shareholder, either before or after any meeting, may waive in writing any notice thereof required by law, the articles, or these regulations. Such written waivers shall be filed with or entered upon the records of the meeting. Notice of a meeting shall be deemed to be waived by any shareholder who attends such meeting either in person or by proxy, and who does not, before or at the commencement of the meeting, protest the lack of proper notice.

     Section 1.06. Quorum. At any shareholders' meetings, the holders of shares entitling them to exercise a majority of the voting power of the company, present in person or by proxy and entitled to vote thereat, shall constitute a quorum for the transaction of business, except when a greater number is required by law, the articles, or these regulations. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting power of the shareholders present in person or by proxy and entitled to vote or, in the absence of all the shareholders, any officer entitled to preside or act as secretary of the meeting, may adjourn the meeting from time to time. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 1.07. Organization. At each shareholders' meeting, the chairman of the board, if any, if he be so directed by the board of directors, or, in his absence or if he is not so directed, the president, or, in the absence of both of them, the vice president (or, if more than one, the person serving the longest in such capacity), or, in the absence of all of them, a chairman chosen by a majority in voting power of the shareholders present in person or by proxy are entitled to vote thereat, shall act as chairman, and the secretary of the company, or, in his absence, any assistant secretary, or, in the absence of all of them, any person whom the chairman of the meeting appoints, shall act as secretary of the meeting.

     Section 1.08. Order of Business. The order of business at all shareholders' meetings shall be as follows:

     1.   Roll Call;
     2.   Appointment of inspectors of election, if requested;
     3.   Proof of notice of meeting or waiver thereof;

     A QUORUM BEING PRESENT:

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     4.   Reading of minutes of  preceding  meeting and acting  thereon,  unless dispensed with by the vote of a majority in voting power of those present in person or by proxy and entitled to vote thereat;
     5.   Report of board of directors, if any;
     6.   Reports of officers, if any;
     7.   Reports of committees, if any;
     8.   Election of directors, if any;
     9.   Unfinished business, if any; and
     10.  New business, if any.

The order of business at any meeting may, however, be changed by the chairman of the meeting or by the vote of a majority in voting power of those present in person or by proxy and entitled to vote thereat, or by their unanimous consent. The treasurer shall, in his report at the annual meeting, or the meeting held in lieu thereof, lay before the meeting the financial statement referred to below in Section 3. 11(e), unless dispensed with by unanimous consent.

     Section 1.09. Voting. Each holder of a share or shares of the class or classes entitled to vote by law or the articles shall be entitled to one vote in person or by proxy for each such share registered in his name on the books of the company. As provided below in Section 1. 12, a record date for determining which shareholders are entitled to vote at any meeting may be fixed. Shares of its own stock belonging to the company shall not be voted directly or indirectly. Persons holding voting shares in a fiduciary capacity shall be entitled to vote the shares so held. A shareholder whose voting shares are pledged shall be entitled to vote the shares standing in his name on the books of the company. Upon a demand for a share vote upon any question by any shareholder present in person or by proxy at any meeting and entitled to vote thereat, such share vote shall immediately be taken. Upon request of any such shareholder, a share vote shall be by ballot. Each ballot shall be signed by the shareholder voting, or in his name by his proxy if there be such proxy, and shall state the number of shares voted by him. Otherwise, share votes shall be made orally.

     Section 1.10. Proxies. Each shareholder who is entitled to attend a meeting of shareholders, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting, vote thereat, execute and deliver such consents, waivers or releases, and exercise any of his other rights as a shareholder, by proxy or proxies appointed by a writing signed by such shareholder, which need not be sealed, witnessed, or acknowledged. Except as herein otherwise specifically provided, actions taken by proxy or proxies shall be governed by the provisions of Section 1701.48 of the Ohio Revised Code, or any future statute of like tenor or effect, including the provisions relating to the sufficiency of the writing, duration of the validity of the proxy or proxies, power of substitution, revocation, and all other provisions.

     Section 1.11. Inspectors of Elections. Inspectors of elections may be appointed and act as provided in Section 1701.50 of the Ohio Revised Code, or any future statute of like tenor or effect.

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     Section 1.12 Fixing Record Date.  The board of directors may fix in advance a date, not exceeding 60 days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of any such meeting, or to vote at any such meeting, or to receive payment of any such dividend, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange. Only the shareholders of record on the date so fixed shall be entitled to receive notice of such meeting, or to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any share on the books of the company after such record date. The shareholders of record on any such date shall be determined as of the close of business on that date.

     Section  1.13.  List of  Shareholders  at  Meetings.  Upon  request  of any shareholder at any meeting of shareholders, there shall be produced at such meeting an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date, who are entitled to vote, showing their respective addresses and the number and classes of shares held by each.

     Section 1.14. Action in Writing in Lieu of Meeting. Any action which, by virtue of any provision of the laws of Ohio, the articles, or these regulations, may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing or writings signed by all the holders of shares who would be entitled to notice of a meeting called for the purpose of taking such action.

                                   ARTICLE TWO

                               Board of Directors

     Section 2.01. General Power of Board. The powers of the company shall be exercised, its business and affairs shall be conducted, and its property shall be controlled by the board of directors, except as otherwise provided by the law of Ohio, the articles, or these regulations.

     Section 2.02. Number and Qualifications. The number of directors shall be not less than three nor more than ten as shall be fixed from time to time by the vote of holders of shares representing a majority of the voting power present in person by proxy at any annual meeting (or at any special meeting of the shareholders called for that purpose) and entitled to vote for the election of directors, but no reduction of the number of directors shall have the effect of removing any director from office prior to the expiration of this term of office. Unless and until otherwise fixed by the shareholders, the number of directors shall be ten. No director shall be required to own (but he may own) shares of the company.

     Section 2.03. Compensation and Expenses. The directors shall be entitled to such compensation, on a monthly or annual basis, or on the basis of meetings attended, or on both bases, as the board of directors may from time to time directors determine and establish. No director shall be precluded from serving the company as an officer or in any other capacity, or from receiving compensation therefor. Directors may be reimbursed for their reasonable expenses


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incurred in the performance of their duties,  including the expense of traveling to and from meetings of the board, if such reimbursement is authorized by a majority of them.

     Section 2.04. Election of Directors. At each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be deemed elected the directors. Any shareholder may cumulate his votes at an election of directors upon fulfillment of the conditions prescribed in Section 1701.55 of the Ohio Revised Code, or any future statute of like tenor or effect.

     Section 2.05. Term of Office. Unless he earlier resigns, is removed as hereinafter provided, dies, or, is adjudged mentally incompetent, each director shall hold office until the sine die adjournment of the annual meeting of shareholders next succeeding his election, or the taking by the shareholders of action in writing in lieu of such meeting, or, if the election of directors shall not be held at the annual meeting or any adjournment hereof, until the sine die adjournment of the special meeting of the shareholders for the election of directors held thereafter as provided for in Section 1.01, or the taking by the shareholders of action in writing in lieu of such a meeting, and until his successor is elected and qualified.

     Section 2.06. Removal of Directors. Any director or directors may be removed, either with or without cause, at any time, by the affirmative vote of a majority in voting power of the shareholders of record of the company entitled to vote for the election of directors in the place of those to be removed. Provided, however, that unless all the directors, or all the directors of a particular class, are removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the directors, or all the directors of a particular class, as the case may be, would be sufficient to elect at least one director. Any director may also be removed by the board of directors for any of the causes specified in Section 1701.58 of the Ohio Revised Code, or any future statute of like tenor or effect. The vacancy in the board of directors caused by any such removal may be filled by the shareholders at such meeting.

     Section 2.07. Vacancies. A vacancy in the board of directors may be filled by a majority vote of the remaining directors, even though they are less than a quorum, until the shareholders hold an election to fill the vacancy. Shareholders entitled to elect directors may elect a director to fill any vacancy in the board (whether or not the vacancy has previously been temporarily filled by the remaining directors) at any shareholders' meeting called for that purpose.

     Section 2.08. Action in Writing in Lieu of Meeting. Any action which, by virtue of any provision of the laws of Ohio, the articles, or these regulations, may be taken at a meeting of the directors, may be taken without a meeting if authorized by a writing or writings signed by all the directors.

     Section 2.09. Resignations. Any director may resign by giving written notice to the president or the secretary of the company. Such resignation shall


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take effect at the time specified therein.  Unless otherwise  specified therein, the acceptance of a resignation shall not be necessary to make it effective.

     Section 2.10. Executive and Other Committees. The board of directors may create and from time to time abolish or reconstitute an executive committee and any other committee or committees of directors each to consist of not less than three directors, and may delegate to any such committee or committees any or all of the authority of the directors, however conferred, other than that of filling vacancies in the board of directors or in any committee of directors. Each such committee shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the board of directors, and shall be subject to the control and direction of the board of directors. The directors may adopt or authorize the committees to adopt provisions with respect to the government of any such committee or committees which are not inconsistent with applicable law, the articles, these regulations, or any directors' bylaws. An act or authorization of an act by any such committee within the authority property delegated to it by the directors shall be as effective for all purposes as the act or authorization of the full board of directors. Except as otherwise expressly provided in these regulations, each right, power, or authority conferred in these regulations to the "directors" or to the "board of directors" or to the "board" shall also be deemed conferred to each committee or committees to which any such right, power, or authority is delegated (expressly or by necessary implication) by the board of directors.

     Section 2.11. Directors' Bylaws. For purposes of their own government the directors by majority vote may adopt and from time to time amend directors' bylaws not inconsistent with applicable law, the articles, or these regulations. Without limiting the generality of the foregoing, the directors' bylaws may contain provisions with respect to the frequency, organization, place, time, notice, adjournment, quorum, and order of business of meetings of the board of directors or committees of directors, the resignation of directors, and the establishment, membership, authority, and duties of committees of directors.

                                  ARTICLE THREE

                                    Officers

     Section 3.01. Number and Titles. The officers of the company shall be a president, one or more vice presidents, if needed, a treasurer, one or more assistant treasurers, if needed, a secretary, and one or more assistant secretaries, if needed. There may, in addition, be a chairman of the board, at any time during which the board of directors shall see fit to cause such office to be filled. The board of directors shall have the discretion to determine from time to time the number of vice presidents, if any, the company shall have, whether or not assistant treasurers and assistant secretaries are needed, and, if so, the number of assistant treasurers and assistant secretaries the company shall have. If there is more than one vice president, the board may, in its discretion, establish designations for the vice presidencies so as to distinguish among them as to their functions or their order, or both. Any person may hold two or more offices and perform the duties thereof, except that no


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officer shall execute, if such instrument is required by law, these regulations, or any directors' bylaws to be executed, acknowledged, or verified by two or more officers.

     Section 3.02 Additional Officers, Agents, Etc. In addition to the officers mentioned in Section 3.01, the company may have such other officers, agents, and committees as the board of directors may deem necessary and may appoint, each of whom or each member of which shall hold office for such period, have such authority, and perform such duties as may be provided in these regulations or as may, from time to time, be determined by the board of directors. The board of directors may delegate to any officer or committee the power to appoint any subordinate officers, agents, or committees. In the absence of any officer, or for any other reason the board of directors may deem sufficient, the board of directors may delegate, for the time being, the powers and duties, or any of them, of such officer to any other officer, or to any director.

     Section 3.03. Election, Terms of Office, Qualifications, and Compensation. The officers shall be elected by the board of directors. Each shall be elected for an indeterminate term and shall hold office during the pleasure of the board of directors. The board of directors may hold annual elections of officers. At any time after one year following election of a full slate of officers, an election of officers shall be held within 30 days after delivery to the president or the secretary of a written request for such election by any director. The notice of the meeting held in Response to such request shall specify that an election of officers is one of the purposes thereof. The chairman of the board, if any, shall be a director of the company; the qualifications, if any, of all other officers shall be such as the board of directors may establish. The board of directors shall fix the compensation, if any, of each officer.

     Section 3.04. Removal. Any officer may be removed, either with or without cause, at any time, by the board of directors at any meeting, the notices (or waivers of notices) of which shall have specified that such removal action was to be considered. Any officer appointed by an officer or committee to which the board of directors shall have delegated the power of appointment may be removed, either with or without cause, by the committee or superior officer (including successors) who made the appointment, or by any committee or officer upon whom such power of removal may be conferred by the board of directors.

     Section 3.05. Resignations. Any officer may resign at any time by giving written notice to the board of directors, the president, or the secretary. Any such resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise shall be filled in the manner prescribed for regular appointments or elections to such office.

     Section 3.07. Powers, Authority, and Duties of Officers. Officers of the company shall have the powers and authority conferred and the duties prescribed by law, in addition to those specified or provided for in the other sections of this Article Three.

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     Section 3.08. The Chairman of the Board.  The chairman of the board, if and while there be an incumbent of the office and he be so directed by the board of directors, shall preside at all meetings of the shareholders and of the directors at which he is present. He shall have such other duties and authority as may be assigned or delegated to him from time to time by the board of directors. He shall from time to time report to the board of directors all matters within his knowledge which the interest of the company may require to be brought to the notice of the board of directors.

     Section 3.09. The President. If and while there is no incumbent of the office of chairman of the board, and during the absence or disability of the chairman of the board, the president shall have the duties and authority specified above in Section 3.08. Subject to the control of the board of directors and unless as otherwise determined by the board of directors, the president shall: be the chief executive officer of the company; superintend and manage the business of the company; coordinate and supervise the work of its other officers. Either personally or through other officers or employees or agents of the company, he shall employ, direct, fix the compensation of, discipline, and discharge its personnel; employ agents, professional advisers and consultants; and perform all functions of a general manager of the company's business. As provided in Section 1701.24 of the Ohio Revised Code, or any statute of like tenor or effect, he may sign certificates for shares in the company. He may sign, execute, and deliver in the name of the company all deeds, mortgages, bonds, contracts, and other instruments either when specially authorized by the board of directors or when required or deemed necessary or advisable by him in the ordinary conduct of the company's normal business, except in cases where the signing and execution thereof shall be expressly delegated by these regulations or by the board of directors to some other officer or agent of the company or shall be required by law or otherwise to be signed or executed by some other officer or agent. He may cause the seal of the company, if any, to be fixed to any instrument. He shall, in general, perform all duties and have all authority incident to the office of the president and such other duties as from time to time may be assigned to him by the board of directors.

     Section 3.10. The Vice President. The vice presidents, if any, shall perform such duties as may be assigned to them, individually or collectively, by the board of directors or by the president. In the absence or disability of the president, one or more of the vice presidents may perform such duties of the president as the president or the board of directors may designate.

     Section 3.11. The Treasurer. If required by the board of directors, the treasurer shall give bond for the faithful discharge of his duties in such penal sum and with such sureties as the board of directors shall determine. He shall:

          (a) Have charge and custody of, and be responsible for, all funds, securities, notes, contracts, deeds, documents, and all other indicia of title in the company and valuable effects of the company; receive and give receipts for moneys payable to the company from any sources whatsoever; deposit all moneys in the name of the company in such banks, trust companies, or other depositories as shall be selected by or pursuant to the directions of the board of directors; cause such funds to be disbursed by checks or drafts on the authorized depositories of the company, signed as the board, of directors may require; and be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all moneys disbursed;

          (b) Have the right to require from time to time reports or statements giving such information as he may desire with respect to any and all financial transactions of the company from the officers, employees, or agents transacting the same;

          (c) Keep or cause to be kept, at the principal office or such other office or offices of the company as the board of directors shall from time to time designate, correct records of the moneys, business, and transactions of the company, and exhibit those records to any director of the company upon application at such office;

          (d) Render to the board of directors or the chairman of the board or the president whenever requested an account of the financial condition of the company and of all his transactions as treasurer and, as soon as practicable after the close of each fiscal year, make and submit to the board of directors a like report for such fiscal year;

          (e) Lay before each annual meeting of the shareholders, or the meeting held in lieu of it, the financial statement required by Section 1701.38 of the Ohio Revised Code, or any future statute of like tenor or effect, and furnish copies of such statements to shareholders as required by said
     Section 1701.38 or, any such future statute;

          (f) See that books, reports, statements, certificates, and all other documents and records required by law are properly kept and filed; and

          (g) In general, perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the board of directors or the president.

     Section 3.12. The Assistant Treasurers. The assistant treasurers, if any, shall perform such duties as from time to time may be assigned to them, individually or collectively, by the board of directors, by the president, or by the treasurer. In the absence or disability of the treasurer, one or more of the assistant treasurers may perform such duties of the treasurer as the treasurer, the president, or the board of directors may designate.

     Section 3.13. The Secretary. The secretary shall:

          (a) Keep the minutes of all meetings of the shareholders and of the board of directors in one or more books provided for that purpose;

          (b) See that all notices to the shareholders and the directors of the company are duly given in accordance with these regulations and the laws of the State of Ohio;

          (c) Be custodian of the corporate records and of the seal of the company, if any;

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

          (d) Have charge, directly or through such transfer agent or agents and registrar or registrars as the board of directors may appoint, of the issue, transfer, and registration of certificates for shares of the company and of the records thereof, such records to be kept in such manner as to show at any time the number of shares in the company issued and outstanding, the manner in which and time when such shares were paid for, the names and addresses of the holders of record thereof, the numbers and classes of shares held by each, and the date when each became the holder thereof;

          (e) Keep and have charge of the original or duplicate stock ledger provided for below in Article Five;

          (f) Exhibit at all reasonable times to any director the aforesaid records of the issue, transfer, and registration of such certificates, upon application at the place where those records are kept;

          (g) Have available at each shareholders' meeting the list or lists required by Section 1.13, above, certified by the officer or agent in charge of the transfer of shares;

          (h) Sign (or see that the treasurer or other proper officer of the company thereunto authorized by the board of directors signs), with the president or vice president, certificates for shares of the company;

          (i) In general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the board of directors or the president.

     Section 3.14. The Assistant Secretaries. The assistant secretaries, if any, shall perform such duties as from time to time may be assigned to them, individually or collectively, by the board of directors, by the president, or by the secretary. In the absence or disability of the secretary, one or more of the assistant secretaries may perform such duties of the secretary as the secretary, the president, or the board of directors may designate.

                                  ARTICLE FOUR

                            Shares and Their Transfer

     Section 4.01. Certificates for Shares. Every owner of one or more shares of the company shall be entitled to a certificate or certificates, which shall be in such form as the board of directors prescribes, certifying the number and class of fully-paid shares of the company owned by him. The certificates for the respective classes of such shares shall be numbered in the order in which they are issued and shall be signed in the name of the company by the president or any vice president and the secretary, or the treasurer, or any assistant secretary, or any assistant treasurer. The seal of the company, if any, may be affixed thereto. A record shall be kept of the name of the owner or owners of


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

the shares represented by each such certificate and the number of shares represented thereby, the date thereof, and in case of cancellation, the date of cancellation. Every certificate surrendered to the company for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so cancelled, except in cases provided for below in
Section 4.04.

     Section 4.02. Transfer of Shares. Transfers of shares in the company shall be made only on the books of the company by the registered holder thereof, his legal guardian, executor, or administrator, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the company or with a transfer agent appointed by the board of directors, and on surrender of the certificate or certificates for such shares. The person in whose name shares stand on the books of the company shall, to the fullest extent permitted by law, be deemed the owner thereof for all purposes as regards the company.

     Section 4.03. Regulations. The board of directors may adopt such rules and regulations as it may deem expedient, not inconsistent with these regulations, concerning the issue, transfer, and registration of certificates for shares. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signatures of either or both.

     Section 4.04. Lost, Destroyed, and Mutilated Certificates. If any certificate for shares becomes worn, defaced, or mutilated but is still substantially intact and recognizable, the directors, upon production and surrender thereof, shall order it cancelled and a new certificate issued in lieu of it. The holder of any shares shall immediately notify the company if a certificate therefor shall be lost, destroyed, or mutilated beyond recognition, and the company may issue a new certificate in the place of any certificate theretofore issued by it which is alleged to have been lost or destroyed or mutilated beyond recognition. The board of directors may require the owner of the certificate which is alleged to have been lost, destroyed, or mutilated beyond recognition, or his legal representative, to give the company a bond with such surety or sureties, and in such penal sum, as it may direct, to indemnify the company and its directors and officers against any claim that may be made against it or any of them on account of the issuance of such new certificate in place of the allegedly lost, destroyed, or mutilated certificate. The board of directors may, however, refuse to issue any such new certificate except pursuant to legal proceedings under the laws of Ohio.

                                  ARTICLE FIVE

                      Examination of Books by Shareholders

     The board of directors may make reasonable rules and regulations prescribing under what conditions the books, records, accounts, and documents of the company, or any of them, shall be open to the inspection of the shareholders. No shareholder shall be denied any right which is conferred by
Section 1701.37 of the Ohio Revised Code or any other Ohio law to inspect any book, record, account, or document of the company. An original or duplicate stock ledger showing the names and addresses of the shareholders and the number and class of shares issued or transferred of record to or by them from time to time shall at all times during the usual hours for business be open to the


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

examination of every shareholder at the principal office or place of business of the company in the State of Ohio.

                                   ARTICLE SIX

                            Dividends, Surplus, Etc.

     Subject to the articles, these regulations, and to the extent and as permitted by Section 1701.33 of the Ohio Revised Code or any future statute of like tenor or effect, the board of directors may declare dividends upon the shares in the company whenever and in such amounts, if any, as the articles may provide, or as, in the board's opinion, the condition of the affairs of the company renders advisable. From time to time, the board of directors may set aside from or create against annual net profits or assets in excess of the company's liabilities plus stated capital such sum or sums as the board may deem proper, as reserves to meet contingencies, or for equalizing dividends, or for the purpose of maintaining or increasing the property or business of the company, or for any other purpose it may deem conducive to the best interests of the company. All net profits and assets in excess of liabilities plus stated capital, until actually declared in dividends, or otherwise used and applied for the purposes set out in this Article Six, shall be deemed to have been so set aside by the board of directors for one or more of said purposes.

                                  ARTICLE SEVEN

                       Indemnification of Certain Persons

     Section 7.01. Actions Not by the Company. The company shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the company, by reason of the fact that he is or was a director or officer of the company or is or was serving at the request of the company as a director, officer, partner, or trustee of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful. Nothing in this
Section 7.01 shall obligate the company to indemnify hereunder, or prevent the company in its discretion from so indemnifying, any person by reason of the fact that he is or was an employee or agent of the company or is or was serving. at


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

the request of the company as an employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise.

     Section 7.02. Actions by the Company. The company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the company, or is or was serving at the request of the company as a director, officer, partner, or trustee of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the company unless, and only to the extent that, the court of common pleas, or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper. Nothing in this Section 7.02 shall obligate the company to indemnify hereunder, or prevent the company in its discretion from so indemnifying, any person by reason of the fact that he is or was an employee or agent of the company or is or was serving at the request of the company as an employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise.

     Section 7.03. Indemnification for Expenses. To the extent that a person indemnified by right or at the option of the company under Section 7.01 or
Section 7.02 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said sections, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

     Section 7.04.  Determination of Indemnification.  Any indemnification under
Section 7.01 and Section 7.02, unless ordered by a court, shall be made by the company only as authorized in the specific case upon a determination that indemnification of the indemnified person is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 7.01 and
Section 7.02. Such determination shall be made (a) by a majority vote of a quorum consisting of directors of the company who were not and are not parties to or threatened with any such action, suit, or proceeding, or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, other than an attorney or a firm having associated with it an attorney who has been retained by or who has performed services for the company or any person to be indemnified, within the past five years, or (c) by the shareholders, or (d) by the court of common pleas or the court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors under clause
(a) or by independent legal counsel under clause (b) of this Section 7.04 shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the company under Section 7.02, and within ten days


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

after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

     Section 7.05. Advances of Expenses. Expenses, including attorneys' fees, incurred in defending any action, suit, or proceeding referred to in Section
7.01 and Section 7.02 may be paid by the company in advance of the final disposition of such action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the company as authorized in this Article. No holder shall have the right to question expenses paid pursuant to this Section 7.05 so long as the board of directors has authorized such payment and the aforementioned undertaking has been received by the company; provided that the restriction contained in this sentence shall not be construed to restrict a shareholder's right to question the reasonableness of the ultimate determination of indemnification as provided in Section 7.04.

     Section 7.06. Indemnification Not Exclusive. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles, or any agreement, vote of shareholders or disinterested directors, statute (as now existing or as hereafter enacted or amended), or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, partner, trustee, or other indemnified capacity and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Section 7.07. Insurance. The company may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, partner, trustee, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the company has the obligation or power to indemnify him against such liability under this Article.

     Section 7.08. Definitions. As used in this Article, references to "company" includes all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director or officer of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, partner, trustee, or other indemnified capacity of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

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

                                  ARTICLE EIGHT

                Certain Transactions with Directors and Officers

     A director or officer of the company shall not be disqualified by his office from dealing with the company as a vendor, purchaser, employee, agent, or otherwise, and no contract or transaction shall be void or voidable or in any way affected with respect to the company for the reason that it is between the company and one or more of its directors or officers, or between the company and any other person in which one or more of its directors or officers are directors, trustees, or officers, or have a financial or personal interest, or for the reason that one or more interested directors or officers participate in or vote at the meeting of directors or a committee thereof with which authorizes such contract or transaction, nor shall any director or officer be accountable or responsible to the company for or in respect to any such contract or transaction or act of the company or for any gains or profits directly or indirectly realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder, director, or trustee or has any personal or financial interest in, or any trust of which he is a trustee or beneficiary, is interested in such contract or transaction or act, provided that in any such case: (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or known to the directors or a committee thereof and the directors or a committee thereof, in good faith reasonably justified by such facts, authorize or ratify the contract or transaction by the affirmative vote of a majority of the disinterested director, even though the disinterested directors constitute less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved or ratified at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the company held by persons not interested in the contract or transaction; or (c) the contract or transaction is fair as to the company as of the time it is authorized or approved or ratified by the directors or the shareholders. Without limiting or qualifying the foregoing, if in any judicial or other inquiry, suit, cause, or proceeding, the question of whether a director or officer of the company or the company acting through its directors has acted in good faith is material, then notwithstanding any statute or rule of law or of equity to the contrary (if any there be), his or its good faith shall be presumed, in the absence of proof to the contrary by clear and convincing evidence.

     For purposes of the preceding paragraph, common or interested directors may be counted in determining the presence of a quorum at a meeting of the directors or committee thereof which authorizes or ratifies the contract or transaction.

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

                                  ARTICLE NINE

                                  Miscellaneous

     Section 9.01. Corporate Seal. The board of directors may adopt and alter a corporate seal, and use the same or a facsimile thereof, but failure to affix or refer to the corporate seal, if any, shall not affect the validity of any instrument.

     Section 9.02. Amendment of Regulations. These regulations may be amended; added to, repealed, or superseded by a new code of regulations (a) at any annual or special meeting of the shareholders in the notice (or waivers of notice) of which the intention to consider such amendment, addition, or repeal and adoption is stated, by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, or (b) without a meeting of the shareholders, by the written consent of the holders of record of shares entitling them to exercise two-thirds of the voting power on such proposal. If any amendment, addition or new regulations are adopted without a meeting of the shareholders, the secretary shall mail a copy of the amendment, addition or new regulations to each shareholder who would have been entitled to vote thereon, but who did not participate in the adoption thereof.

     Section 9.03. Definitions. As used in these regulations, the term "company" shall mean Horizon Telcom, Inc., an Ohio corporation; and the term "articles" shall mean the articles of incorporation of the company as now in effect and as the same may hereafter be amended time to time.

     Section 9.04. Construction of Regulations. In the event these regulations contain any terms or provisions that are inconsistent or in conflict with any of the terms or provisions of the articles, such terms and provisions of the articles shall control and supersede such conflicting or inconsistent terms and provisions of these regulations, but such conflict or inconsistency shall not impair, nullify or otherwise affect the remaining terms and provisions of these regulations which shall remain in full force and effect. The captions at the beginnings of the several Articles and sections of these regulations are not part of the context hereof, but are merely labels to assist in locating and reading those Articles and sections thereof; such captions shall be ignored in construing these regulations.




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